UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2011

CVS CAREMARK CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-01011	05-0494040
(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island	02895
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 11, 2011, immediately following the 2011 Annual Meeting of Stockholders (the “Annual Meeting”), the Board of Directors of the Company elected Mr. David W. Dorman Chairman of the Board. Mr. Dorman, former Chairman and Chief Executive Officer of AT&T and a member of the CVS Caremark Board since 2006, was previously determined to be “independent” pursuant to the Company’s categorical standards for director independence and the Corporate Governance Rules of the New York Stock Exchange. The Board therefore amended and restated the Company’s By-laws to remove a reference to the position of lead director, and also to provide that certain notices to directors may be delivered by e-mail, in addition to other methods of delivery. The description of the amended By-laws contained herein is qualified in its entirety by reference to the full text of the By-laws, as amended and restated, which is filed as Exhibit 3.2 attached hereto and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following are the voting results on each matter submitted to the Company’s stockholders at the Annual Meeting. The proposals below (other than the proposal raised from the floor) are described in detail in the Proxy Statement for the Annual Meeting (the “Proxy Statement”). At the Annual Meeting, the 12 nominees for director were elected to the Company’s Board of Directors for a term of one year (Proposal 1 below). In addition, management proposals regarding ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011 and non-binding approval of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement (Proposals 2-3), and a stockholder proposal requesting that the Board take steps to allow stockholders the right to act by written consent (Proposal 6), were approved. As recommended by the Company’s management, the stockholders recommended an annual advisory vote regarding the Company’s executive compensation (Proposal 4). A stockholder proposal requesting a report on political contributions (Proposal 5) was rejected. Finally, a stockholder proposal raised from the floor of the Annual Meeting, requesting a report regarding the Company’s role with the U.S. Chamber of Commerce, was rejected.

		For	Against	Abstained	Broker Non-Votes
1.	The election, for one-year terms, of all persons nominated for directors, as set forth in the Company’s Proxy Statement, was approved by the following votes:

	Edwin M. Banks	1,067,762,143	5,016,138	2,984,665	290,401,650
	C. David Brown II	1,047,368,531	25,425,268	2,969,147	290,401,650
	David W. Dorman	1,046,849,721	25,969,731	2,943,494	290,401,650
	Anne M. Finucane	1,067,985,786	4,702,565	3,074,595	290,401,650
	Kristen Gibney Williams	1,067,843,001	4,897,496	3,022,449	290,401,650
	Marian L. Heard	1,043,826,502	28,947,161	2,989,283	290,401,650
	Larry J. Merlo	1,068,974,963	3,877,839	2,910,144	290,401,650
	Jean-Pierre Millon	1,068,316,836	4,422,803	3,023,307	290,401,650
	Terrence Murray	1,042,863,357	29,921,213	2,978,376	290,401,650
	C.A. Lance Piccolo	1,056,998,336	15,721,303	3,043,307	290,401,650
	Richard J. Swift	1,002,189,159	70,545,341	3,028,446	290,401,650
	Tony L. White	1,055,201,857	17,463,651	3,097,438	290,401,650

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year, as set forth in the Company’s Proxy Statement, was approved by the following vote:	1,164,298,017	6,523,903	4,715,592

3.	Company proposal to approve, by a non-binding vote, the compensation of the Company’s named executive officers, as set forth in the Company’s Proxy Statement, was approved by the following vote:	982,905,158	84,500,957	8,456,831	290,401,650

		Annual	Biennial	Triennial	Abstain	Broker Non-Vote

4.	Company proposal to recommend, by a non-binding vote, the frequency of future stockholder votes on executive compensation, resulted in a recommendation of an annual vote, as follows:	911,847,490	9,370,600	148,969,751	5,575,105	290,401,650

		For	Against	Abstained	Broker Non-Votes

5.	Stockholder proposal requesting a report on political contributions and expenditures, as set forth in the Company’s Proxy Statement, was rejected by the following vote:	358,553,602	559,012,384	158,196,960	290,401,650

		For	Against	Abstained	Broker Non-Votes

6.	Stockholder proposal requesting that the Board take steps to provide stockholders the right to act by written consent, as set forth in the Company’s Proxy Statement, was approved by the following vote:	599,673,779	454,703,460	21,385,707	290,401,650

	Other matters: Stockholder proposal raised from the floor of the Annual Meeting requesting a report regarding the Company’s role with the U.S. Chamber of Commerce was rejected by the following vote:	445,952	1,075,316,993	—	—

Item 9. Financial Statements and Exhibits

Item 9.01. Financial Statements

(d) Exhibits

Exhibit No. Description

3.2	By-laws of CVS Caremark Corporation, as amended and restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CAREMARK CORPORATION

By:	/s/ David M. Denton
David M. Denton Executive Vice President and Chief Financial Officer

Dated: May 13, 2011